EXHIBIT 4.1












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                              CLARION COMMERCIAL HOLDINGS, INC.
                                   1998 STOCK INCENTIVE PLAN











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                              CLARION COMMERCIAL HOLDINGS, INC.
                                   1998 STOCK INCENTIVE PLAN


1.      Purposes

               The purposes of the Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing Eligible Individuals, with incentives to contribute to the long-term growth and profitability of the Company; (b) reward Eligible Individuals for contributing to the success of the Company; and (c) assist the Company in attracting, retaining and motivating highly qualified individuals. The Plan permits the Committee to make Awards which constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

2.      Definitions and Rules of Construction

               (a) Definitions. For purposes of the Plan, the following capitalized terms shall have the meanings set forth below:

               "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

               "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Stock Awards, Restricted Stock, Performance Units, Dividend Equivalents or Other Awards.

               "Award Document" means a written document approved in accordance with Section 3 which sets forth the terms and conditions of the Award to the Participant. An Award Document may be in the form of (i) an agreement between the Company which is executed by an officer on behalf of the Company and is signed by a Participant or (ii) a certificate issued by the Company which is executed by an officer on behalf of the Company but does not require the signature of a Participant.

               "Board" means the Board of Directors of the Company.

               "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

               "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.

               "Common Stock" means the common stock, par value $.001 per share, of the Company.


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               "Company" means Clarion Commercial Holdings, Inc., a Maryland corporation.

               "Consultant" means any person, including an advisor, engaged by the Company to render services and who is compensated for such services; provided, however, that the term Consultant shall not include a non-employee director of the Board.

               "Deferred Stock Award" means a right to receive a specified number of shares of Common Stock upon the expiration of a deferral period pursuant to Section 13 of the Plan.

               "Director" means a member of the Board (or a member of the Board of Directors of the Manager who performs services for the Company) who is not an employee of the Company or a Subsidiary.

               "Dividend Equivalents" means a right to receive cash, Common Stock or an Award equal in value to the dividends paid in respect of a specified number of shares of Common Stock pursuant to Section 14 of the Plan.

               "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

               "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee.

               "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

               "Manager" means Clarion Partners, LLC and Clarion Capital, LLC and their affiliates.

               "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.



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               "Other Award" means any other form of award authorized under
        Section 15 of the Plan.

               "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

               "Performance Unit" means a performance unit granted to an Eligible Individual pursuant to Section 12 hereof which is subject to the satisfaction of certain performance criteria as the Committee shall determine.

               "Plan" means this Clarion Commercial Holdings, Inc. 1998 Stock Incentive Plan, as described herein.

               "Restricted Stock" means Common Stock granted to an Eligible Individual pursuant to Section 11 hereof which is subject to transfer restrictions and risk of forfeiture as the Committee shall determine at the time of grant.

               "Restoration Option" means a Stock Option that is awarded upon the exercise of a Stock Option earlier awarded under the Plan (an "Underlying Option") for which the exercise price is paid in whole or in part by tendering shares of Common Stock previously owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of previously owned shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay taxes arising upon such exercise,
        (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and (iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

               "Stock Appreciation Right" means a right to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

               "Stock Award" means a share of Common Stock granted to an Eligible Individual for no consideration other than the provision of services or offer for sale to an Eligible Employee at a purchase price determined by the Committee, in either case pursuant to Section 10 hereof.

               "Stock Option" means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof, which Award may be either an Incentive Stock Option or a Nonqualified Stock Option.

               "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting


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        securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options, the term Subsidiary shall be defined in the manner required by Section 424(f) of the Code.

               "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

               (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.      Administration of the Plan

               (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

               (i) to select Participants from the Eligible Individuals;

               (ii) to make Awards in accordance with the Plan;

               (iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

               (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company or such Participant's termination of service for the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

               (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

               (vi) to construe and interpret any Award Document delivered under the Plan;



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               (vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

               (viii) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

               (ix) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan;

               (x) to make all factual determinations in connection with the administration or interpretation of the Plan or any Award Document; and

               (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

               Notwithstanding the foregoing, prior to the consummation of the Company's initial public offering of the Common Stock, the Plan shall be administered by the Board. During such time as the Plan is administered by the Board, all references in the Plan to the Committee shall be deemed to refer to the Board.

               (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

               (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

               (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to individuals who are subject to
Section 16 of the Exchange Act, (ii) to make Awards under Sections 8, 9 and 12 which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 19. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent


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consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

               (e) Termination of Employment and Change in Control. The Committee shall also have full authority to determine and specify in the applicable Award Document the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an Award. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

               (f) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely in good faith upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

               (g) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.      Effective Date and Term

               The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the fifth anniversary of the date of stockholder approval.

5.      Shares of Common Stock Subject to the Plan

               (a) General. Subject to adjustment as provided in Section 18(b) hereof, the number of shares of Common Stock that may be subject to Awards under the Plan (the "Plan Limit") shall not exceed, in the aggregate, 590,900 shares of Common Stock (679,535 shares if the underwriter's over-allotment option is exercised in full in connection with the initial public


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offering of the Common Stock). Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

               (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Plan Limit and again be available for Awards:

               (i) The number of shares tendered to pay the exercise price of a Stock Option or other Award; and

               (ii) The number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

               In addition, any shares issued underlying Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d) below.

               (c) Reserve. In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards.

               (d) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 18(b) below, the following special limits shall apply to shares of Common Stock available for Awards under the
Plan:

               (i) The maximum number of shares of Common Stock that may be subject to Stock Options or free-standing Stock Appreciation Rights granted to any Eligible Individual in any fiscal year of the Company shall equal 300,000 shares plus any shares which were available under this Section 5(d)(i) for Awards of Stock Options or free-standing Stock Appreciation Rights to such Eligible Individual in any prior fiscal year but which were not covered by such Awards.

               (ii) In no event will the number of shares of Common Stock issued in connection with this Plan for Incentive Stock Options exceed 300,000 shares.

6.      Eligible Individuals

               Awards may be granted in the sole discretion of the Committee to Eligible Individuals who are (i) Directors (including a member of the Board of Directors of the Manager who performs services for the Company), (ii) Consultants and (iii) employees of the Company, a Subsidiary or the Manager. The parties to whom Awards are granted under this Plan, and the


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number of shares subject to each such Award, shall be determined by the
Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. An individual's status as an Administrator will not, by itself, affect his or her eligibility to participate in the Plan.

7.      Awards in General

               (a) Types of Award and Award Document. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Deferred Stock Awards, Restricted Stock, Performance Units, Dividend Equivalents or Other Awards. Any Award described in Sections 8 through 15 of the Plan may be granted singly or in combination or in tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan.

               (b) Terms Set Forth in Award Document. The terms and provisions of an Award shall be set forth in a written Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option, Stock Appreciation Right or Other Award first becomes exercisable.

               (c) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to outstanding Awards, which payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in Common Stock, cash or a combination thereof, as the Committee shall determine.

8.      Stock Options

               (a) Terms of Stock Options Generally. The Committee is authorized to grant Stock Options to Eligible Individuals. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 8(b) below. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee and as set forth in the applicable Award Document. The Committee will fix the vesting and exercisability conditions applicable to a Stock Option.

               (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee at the time of grant or,


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alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further that, except as provided in
Section 18(b) below, the exercise price per share of Common Stock applicable to a Stock Option may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Option with a subsequently awarded Stock Option. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, as determined by the Committee.

               (c) Option Term. The term of each Stock Option shall be fixed by the Committee and shall not exceed ten years from the date of grant.

               (d) Incentive Stock Options. Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless
(A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the fifth anniversary of the Effective Date.

               (e) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Document so provides, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

9.      Stock Appreciation Rights

               (a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Document, (i) an amount in cash equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the Fair Market Value of such number of shares on the date of grant (or, in the case of a Stock


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Appreciation Right granted in tandem with a Stock Option, the aggregate exercise price which the Participant would otherwise have been required to pay under the terms of the Stock Option in order to purchase such shares), (ii) a number of shares of Common Stock having an aggregate Fair Market Value, as of the date of exercise, equal to the amount determined as in the preceding clause (i), or
(iii) a combination of cash and shares having an aggregate value equal to the amount determined as in the preceding clause (i). The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 9(b) below, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further, that, except as provided in
Section 18(b) below, the exercise price per share of Common Stock subject to a Stock Appreciation Right may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Appreciation Right with a subsequently awarded Stock Appreciation Right. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

               (b) Stock Appreciation Rights in Tandem with Stock Options. A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the same time as such Stock Option or subsequent thereto. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Stock Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.

10.     Stock Awards

               (a) General. The Committee is authorized to grant shares of Common Stock to an Eligible Individual. A Stock Award shall consist of one or more shares of Common Stock granted to a Participant for no consideration other than the provision of services (or, if required by applicable law in the reasonable judgment of the Company, for payment of the par value of such shares). Stock Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Document.


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               (b) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom a Stock Award has been granted as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Stock Award.

11.     Restricted Stock

               (a) General The Committee is authorized to grant Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of a grant of one or more shares of Common Stock to a Participant for no consideration other than the provision of services or may be offered for sale to a Participant at a purchase price determined by the Committee, subject to the terms and conditions established by the Committee in connection with the Award and as set forth in the applicable Award Document. Such shares of Common Stock shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the Award Document relating to such stock. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee and to the extent provided in any applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.

               (b) Share Certificates; Rights and Privileges. At the time Restricted Stock is granted or sold to a Participant, share certificates representing the appropriate number of shares of Restricted Stock shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided herein. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Award Document relating to an award or sale of Restricted Stock, a Participant shall have the rights of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote in accordance with the Company's certificate of incorporation.

               (c) Distributions. Unless the Committee determines otherwise at or after the time of grant, any shares of Common Stock or other securities of the Company received by a Participant to whom Restricted Stock has been granted or sold as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Stock.

12.     Performance Units

               The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance


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                                       12

Units may be paid in Common Stock upon the satisfaction of the applicable performance criteria as described in the Award Document, cash or a combination of Common Stock and cash, as the Committee may determine.

13.     Deferred Stock Awards

               The Committee shall have the authority to grant to any Eligible Individual a Deferred Stock Award, subject to the following terms and conditions:

               (i) The delivery of, and the issuance of certificates representing, Common Stock issuable pursuant to a Deferred Stock Award shall occur upon expiration of the deferral period specified by the Committee (or, if permitted by the Committee, as elected by the Eligible Individual); and

               (ii) Deferred Stock Awards shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or any combination thereof, as the Committee may determine.

14.     Dividend Equivalents

               The Committee is authorized to grant a Participant Dividend Equivalents in connection with an outstanding Award which entitle the Participant to receive cash, Common Stock, Awards or other property equal in value to the dividends paid in respect of a specified number of shares of Common Stock. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional shares of Common Stock, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents.

15.     Other Awards

               The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not in Sections 8 through 14 which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.



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16.     Vesting; Forfeiture; Termination of Employment and Change in Control

               The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Manager, the Company or a Subsidiary or such Participant's termination of service for the Manager, the Company or a Subsidiary; provided, however, that the Committee may vary the vesting, exercisability and settlement provisions of an Award relative to the circumstances resulting in such termination of employment or service. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

17.     Certain Restrictions

               Unless the Committee determines otherwise, no Award or amount payable under the Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award (other than an Incentive Stock Option) for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 17. During the lifetime of the Participant, a Stock Option, Stock Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Stock Option, Stock Appreciation Right or Other Award has been transferred.

18.     Recapitalization or Reorganization

               (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the


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                                       14

Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(d) above, may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

19.     Amendments; Termination

               The Board or Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall be subject to stockholder approval in compliance with such law or rule; and provided further that, except as contemplated by Section 18(b) above, the Board or Committee may not, without the approval of the Company's stockholders, increase the maximum number of shares that may be issuable under the Plan, or that may be subject to a Stock Option or Stock Appreciation Right granted to an Eligible Individual, or reduce the exercise price of a Stock Option or Stock Appreciation Right. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

20.     Miscellaneous

               (a) Tax Withholding. The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The


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                                       15

Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any Federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Award has been made to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Award or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time. The value of any share of Common Stock to be withheld by the Company pursuant to this Section 20 (a) shall be the Fair Market Value on the date to be used to determine the amount of tax to be withheld.

               (b) No Right to Grants, Employment or Service with the Company or Manager. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any employee of the Company or the Manager any right to continued employment with the Company or interfere in any way with the right of the Company or the Manager to terminate the employment of any of its employees at any time, with or without cause. In addition, nothing in the Plan or in any Award or Award Document shall be deemed to create any obligation on the part of the Company to retain any Consultant or to confer upon any Director (including a member of the Board of Directors of the Manager) the right to remain as a Director for any period of time.

               (c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company's other compensation and benefit plans and programs.

               (d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

               (e) Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 14, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

               (f) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other


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                                       16

arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Awards hereunder.

               (g) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

               (h) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

               (i) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

               (j) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

               (k) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

               (l) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts to be performed entirely within such state and without giving effect to conflicts of law principles.